UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2026

ZSPACE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-42431	35-2284050
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

55 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(zip code)

(408) 498-4050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZSPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 13, 2026, stockholders of zSpace, Inc. (the “Company”), holding shares of outstanding common stock of the Company, par value $0.00001 per share (“Common Stock”), representing in excess of a majority of the outstanding votes of the capital stock of the Company (the “Consenting Stockholders”) as of the record date of March 12, 2026 (the “Record Date”), took action by written consent and without a meeting pursuant to Section 228 of the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws (the “Written Consent”). The Written Consent: (i) authorized the Company’s board of directors (the “Board”) to effect a reverse split of the Company’s issued and outstanding Common Stock (the “Reverse Stock Split”) in a ratio of no less than 1-for-15 and no more than 1-for-25 (the “Range”); (ii) authorized the Board to determine whether or not to effect the Reverse Stock Split and to determine the exact ratio of any Reverse Stock Split within the Range, each as determined by the Board in its discretion at any time prior to the one year anniversary of the filing of a Definitive Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission (the “SEC”) pertaining to the Reverse Stock Split; and (iii) approved the form of amendment to the Amended and Restated Certificate of Incorporation effecting the Reverse Stock Split and the subsequent filing thereof with the Secretary of State for the State of Delaware.

Pursuant to rules adopted by the SEC under the Securities Exchange Act of 1934, a Definitive Information Statement on Schedule 14C will be filed with the SEC and be sent or provided to the stockholders of the Company. The Written Consent will be effective 20 days after the Definitive Information Statement on Schedule 14C relating to such consent is mailed to stockholders.

On the Record Date, there were issued and outstanding shares of the Company’s capital stock representing 37,142,955 votes. As of the Record Date, the Consenting Stockholders held, in the aggregate, capital stock entitled to 18,694,538 votes (on an as converted basis), representing 50.33% of the outstanding voting power of the Company’s stockholders. As the Reverse Stock Split was approved by the Written Consent, there were no votes against, abstaining or broker non-votes in relation to these matters.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements in this Current Report on Form 8-K include, the potential implementation of the Reverse Stock Split, any potential final ratio of the Reverse Stock Split, the potential filing of an amendment to the Amended and Restated Certificate of Incorporation, and the intentions to file a Definitive Information Statement on Schedule 14C. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, that there can be no assurance that the Company will determine to file a Definitive Information Statement on Schedule 14C or that the Company will implement the Reverse Stock Split and the other important factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2024 and its other filings with the SEC. Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2026	zSpace, Inc.

	By:	/s/ Erick DeOliveira
Erick DeOliveira
Chief Financial Officer